SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Regions Financial Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                                     63-6228099
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    (State of incorporation or organization)          (I.R.S. Employer
                                                      Identification No.)
417 North 20th Street
Birmingham, Alabama                                   35203
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(Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
     -------------------                         ------------------------------

     Common Stock, par value                     New York Stock Exchange
     $.625 per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X].

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ].

     Securities Act registration statement file number to which this form relates (if applicable): Not applicable.


Securities to be registered pursuant to Section 12(g) of the Act.

                                      None
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                                (Title of Class)


Item 1.           Description of Registrant's Securities
                  to be Registered

Common Stock, par value $.625 per share

     Each share of common stock of the Company is entitled to one vote on any matter that comes before the stockholders of the Company. Each share is also entitled to dividends when, as and if declared by the board of directors of the Company. Dividends on the common stock are non-cumulative. No stockholder of the Company is entitled to preemptive rights with respect to the common stock of the Company.

Item 2.           Exhibits

     1. -- Certificate of Incorporation as last amended on June 18, 1999, incorporated herein by reference from the exhibits to the registration statement filed with the Commission and assigned file number 333-86975.

     2. -- Bylaws as last amended on March 17, 1999, incorporated herein by reference from the exhibits to the registration statement filed with the Commission and assigned file number 333-86975.

     3. -- All other exhibits required by Instruction II to Item 2 have been supplied to the New York Stock Exchange.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            Regions Financial Corporation

                            By: /s/ D. Bryan Jordan
                                ---------------------------------
                                Its: Executive Vice President
                                     and Comptroller

Dated: April 29, 2002